Exhibit No. Ex-99.g.1.b

REVISED - December 2009

The UBS Funds
UBS Relationship Funds
SMA Relationship Trust
Fort Dearborn Income Securities, Inc.
UBS Supplementary Trust
UBS Private Portfolios Trust

Portfolio Implementation Group
Any two of the individuals listed below are authorized to originate memos and other instructions as well as initiate cash movements

David Birkenkamp
Catherine Macrae
Karen Mitidiero
Denise Honour
Anthony Marnell
Reuben Barreto
Christopher Fisk
Joseph Anderson
Shelley Aron
Dave Floyd
Monika Budyn

The following individuals listed below are authorized to originate memos and other instructions as well as initiate cash movements

Joseph Allessie
Mark Kemper
Thomas Disbrow

1

Revised – December 2009

The following individuals are authorized to originate trades on behalf of the following funds:

UBS Funds
UBS Relationship Funds
SMA Relationship Trust
Fort Dearborn Income Securities, Inc.
UBS Supplementary Trust
UBS Private Portfolio Trust – Enhanced Yield Portfolio

Fixed Income Group
David Michael
Kris Dorr
Debbie Johnson
James Law
Yu Chen Lin
Ryan Nugent
Ryan Raymond
Robert Sabatino
Uwe Schillhorn
Eric Staudt
Justin Tabellione
Mary May
Jeff Halen
David Rothweiler
Alejandro Urbina
Alexander Nagel
Steven Liu
Mark Gunn
Susie Clarke
Sarah Collins
Dave Hoskins
Tim Winstone
Brian Fehrenbach
Branimir Petranovic
Aristoteles Damianidis
Damian Cronin
Ian Packer

Colin Rooney
Lionel Oster
Julian Steeds
Konstantin Liedman
Christian Jochum
David Ric
Bob Jolly
Michael G. Dow
Scott Dolan
Tarun Puri
David Kim
Amar Reganti
Shu Yang Tan
Hongbing Hsu
Alix Stewart
Dave Maynard
John Athow
Uta Fehm
John Dugenske
Elbride T. Gerry III
Kevin McIntyre
Philip Tartaglia
Erin Houston
Jodi Furman
Matthew Iannucci
Craig Ellinger
Rob Kilgour

2

Revised – December 2009

The following individuals are authorized to originate trades on behalf of the following funds:

UBS Funds
UBS Relationship Funds

Equity Department
Paul Harvey
James Malles
Michael Abellera
Robert A. Durante
Bojan Petrovich
Jason Mullin
David Bailey

Revised – December 2009

ALL FUNDS

Trade Support
Authorized to verify executed trades

Denise Holman
Earl Hall
Vicky Kammerer
Bill Nicholas
Neal Wilson
Telisa Felder
Mary Keigher
Simon Ball
Christina Mika
Raquel Rabago
Sapna Nagi
Rich Froling

Revised – December 2009

Persons Authorized to Act for Corporate and Class Actions for the following Funds: UBS Funds;UBS Relationship Funds; SMA Relationship Trust; Fort Dearborn Income Securities, Inc.; UBS Supplementary Trust; and UBS Private Portfolio Trust – Enhanced Yield Portfolio

Mary A. Drummond
Sally Stoffel
Sue O’Shea
Natasha Wells
Vic Robinson
Laura Rivett
Dan Summerfield
Yen Peng Tan
Ahamad Maricar
Shelley Aron
Michael Dantas